Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    --------







We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of AT&T Corp., which is incorporated by reference in AT&T Corp.'s Annual Report on Form 10-K/A filed on July 12, 1999, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement of our reports dated June 18, 1999 relating to the financial statements, which appear in the Annual Reports of the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, and the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees on Forms 11-K for the year ended December 31, 1998.





                                  /s/   PricewaterhouseCoopers LLP


New York, New York
September 28, 1999